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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-50480, 33-85330, 33-97176, 333-33891,
333-80663, 333-61132, 333-97375, and 333-119257) and on Form S-3 (File Nos.
333-74464 and 333-121225) of Regeneron Pharmaceuticals, Inc. of our report dated March 7, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

New York, New York
March 11, 2005